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                                                                     EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made this 23rd day of April, 1999, by and between Genomic Solutions, Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108 ("Company") and White Pines Limited Partnership I, a Michigan limited partnership, 2401 Plymouth Road, Suite B, Ann Arbor, Michigan 48105 (hereinafter referred to as "WPLP") Pacific Capital, L.P., a Delaware limited partnership, 2401 Plymouth Road, Suite B, Ann Arbor, Michigan 48105 (hereinafter referred to as "Pacific"), Chase Venture Capital Associates, L.P., a California limited partnership, 380 Madison Avenue, 12th Floor, New York, New York 10017 (hereinafter referred to as "Chase"), American Healthcare Fund II, a Delaware limited partnership, 4430 Arapahoe Avenue, Suite 220, Boulder, Colorado 80303 (hereinafter referred to as "American"), Ian R. N. Bund Smith Barney Prototype PS Plan Account #206-08291-12445, P.O. Box 2022, Bloomfield Hills, Michigan 48303 (hereinafter referred to as "Bund"), Yocum Consulting Associates, Inc., an Ohio corporation, 4622 Wyndwood Drive, Toledo, Ohio 43623 (hereinafter referred to as "Yocum"), Volunteer Healthcare Associates, L.L.C., a Tennessee limited liability company, 6 Cadillac Drive, Suite 310, Brentwood, Tennessee 37027 (hereinafter referred to as "Volunteer"), McDonald Investments Inc. Custodian FBO S. Sterling McMillan III IRA Rollover Account #85362191, 2550 Som Center Road, Suite 300, Willoughby Hills, Ohio 44094 (hereinafter referred to as "McMillan"), J. Matthew Mackowski, 275 Post Street, Suite 600, San Francisco, California 94108 (hereinafter referred to as "Mackowski-CA") , Robert G. Shepler, 275 Post Street, Suite 600, San Francisco, California 94108 (hereinafter referred to as "Shepler"), John J. Mackowski, 1506 Birkdale Lane, Ponte Verde Beach, Florida 32082 (hereinafter referred to as "Mackowski-FL"), Grove Investment Partners, an Illinois partnership, 336 Essex Road, Kenilworth, Illinois 60043 (hereinafter referred to as "Grove") Ronald G. Kalish Living Trust u/a/d September 9, 1997, 445 Grand Bay Drive, #1009, Key Biscayne, Florida 33149 (hereinafter referred to as "Kalish"), Lois F. Marler, 48951 Fox Drive South, Plymouth, Michigan 48170 (hereinafter referred to as "Marler"), McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, 2550 Som Center Road, Suite 300, Willoughby Hills, Ohio 44094 (hereinafter referred to as "Boyle"), National
City Bank of MI/IL, Custodian FBO Herbert S. Amster IRA Rollover Account dated June 12, 1991 Account #MI-1491-00-4, 101 National City Bank, 101 S. Main Street, Ann Arbor, Michigan 48104 (hereinafter referred to as "Amster"), Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991, 555 East William Street, Ann Arbor, Michigan 48104 (hereinafter referred to as "Kantner") and Michael G. Williams, 18000 Cavanaugh Lake Road, Chelsea, Michigan 48118 (hereinafter referred to as "Williams") (WPLP, Pacific, Chase, American, Bund, Yocum, Volunteer, McMillan, Mackowski-CA, Shepler, Mackowski-FL, Grove, Kalish, Marler, Boyle, Amster, Kantner and Williams hereinafter referred to collectively as "Purchasers").

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     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        (a) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

        (b) "Equity Security" shall have the meaning ascribed to such term in the rules and regulations of the Commission issued under the Securities Act.

        (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        (d) "Initial Public Offering" means the effective date of a Registration Statement covering the Company's first underwritten public offering of Common Stock, resulting in gross proceeds to the Company of at least $5,000,000.

        (e) "Loan Agreement" shall mean the Business Loan Agreement of even date herewith between Company and Purchasers.

        (f) "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other similar form, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

        (g) "Registration Expenses" means the expenses described in Section 5.

        (h) "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon exercise of the Warrants, (ii) any shares of Common Stock, or shares of Common Stock issued or issuable upon exercise or conversion of any equity security, acquired by the Purchasers pursuant to any preemptive right it has under the Shareholders Agreement, and (iii) any other shares of Common Stock issued in respect of the shares of Common Stock described in subparagraphs (i) and (ii) above (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(l) of the Securities Act or Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon exercise of the Warrants even if such exercise has not yet occurred.
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        (i) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        (j) "Shareholders Agreement" means the shareholder agreement dated December 24, 1997 among Parent and various shareholders of Parent, as amended May 27, 1998, and as further amended as of the date hereof.

        (k) "Shareholders" means the Purchasers and any persons or entities to whom the rights granted under this Agreement are transferred by the Purchasers, and their successors or assigns.

        (1) "Warrants" means the warrants initially issued to Purchasers on the date hereof pursuant to the terms and provisions of the Loan Agreement and any and all additional Warrants hereafter issued pursuant to the terms and provisions of the Loan Agreement or such warrants.

     2. Required Registrations.

        (a) At any time after the end of the nine-month period following the Initial Public Offering pursuant to a Registration Statement, a Shareholder or Shareholders holding in the aggregate at least thirty percent of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1, or if available, Form S-3 (or any successor form) of Registrable Shares owned by such Shareholder or Shareholders having an aggregate offering price of at least $1,000,000 (based on the then current market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request of such intention and of their selection of an underwriter (which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld). In the event such registration is underwritten, the right of other Shareholders to participate shall be conditioned on such Shareholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as they may request in such notice of election. If in the opinion of the managing underwriter the registration of all the Registrable Shares which the Shareholders have requested to be included would materially and adversely affect such public offering, then only that number of Registrable Shares which the managing underwriter believes may be sold without causing such material adverse effect shall be included in the underwriting. The Shareholders of Registrable Shares who



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have requested registration shall participate in the underwriting pro rata based upon the number of shares of Common Stock of the Company that such Shareholders have requested to be so included. The Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register. If the managing underwriter or underwriters have not limited the number of shares to be underwritten, the Company may include securities for its own account or the account of others in such registration if the managing underwriter or underwriters so agree and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be decreased.

        (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Shareholder or Shareholders holding in the aggregate at least thirty percent of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $500,000 (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to register.

        (c) The Company shall not be required to effect more than one registration pursuant to Section 2(a) above, or more than one registration pursuant to Section 2(b) above.

        (d) If at the time of any request to register Registrable Shares pursuant to this Agreement, the Company is engaged or has bona fide plans to engage, within 30 days of the time of the request, in a registered public offering as to which the Shareholders may include Registrable Shares pursuant to
Section 3 or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of three months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

     3. Incidental Registration.

        (a) Whenever the Company proposes at any time to file a Registration Statement that contemplates the sale of Common

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Stock or other Equity Security and is on a form which would allow registration of the Registrable Shares, it will, prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of the Shareholders given within 10 days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Shareholders; provided, however, that the Company shall have the right to postpone or withdraw any registration proposed pursuant to this
Section 3(a) without obligation to any Shareholder.

        (b) In connection with any offering under Section 3(a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included and securities requested to be included by the parties to the Shareholders Agreement would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares and securities owned by the parties to the Shareholders Agreement which the managing underwriter believes may be sold without causing such material adverse effect. If the number of Registrable Shares and other securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares and other securities have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon the number of shares of Common Stock of the Company that the holders of the Registrable Shares and the parties to the Shareholders Agreement have requested to be so included, provided however that the holders of Registrable Shares shall be entitled to include shares in an underwriting in connection with a registration effected by the Company pursuant to Section 2.3 or 2.10 of the Shareholders Agreement only to such extent as the inclusion of such Registrable Shares will not reduce the amount of securities which are included in such underwriting owned by the parties to the Shareholders Agreement entitled to exercise rights under Section 2.3 or 2.10.

     4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

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        (a) File with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

        (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days from the effective date;

        (c) As expeditiously as possible furnish to each selling Shareholder such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder;

        (d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition within such states of the Registrable Shares owned by the selling Shareholders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction, execute a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction; and

        (e) Use its best efforts to cause the Registrable Shares to be listed on the principal securities exchange on which similar securities of the Company are then listed, if any, if the listing of such shares is then permitted under the rules of such exchange.

        (f) If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses and compliance with any related requirements of the Securities Act and any applicable state securities or blue sky laws, the selling Shareholders shall be free to resume making offers of the Registrable Shares.


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     5. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Shareholders after the date on which such registration was requested) and if the requesting Shareholders elect not to have such registration counted as a registration requested under Section 2(a), the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees of accountants for the Company, fees and disbursements of counsel for the Company and the fees and expenses (not in excess $10,000) of one counsel selected by the selling Shareholders to represent the selling Shareholders, state securities or blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions or any other brokerage or underwriting fees and expenses and the fees and expenses of the selling Shareholders' own counsel (other than the one counsel selected to represent all selling Shareholders).

     6. Indemnification.

        (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to Section 6(c) below, the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with

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investigating or defending any such loss, claim, damage, liability or action;
provided, however, that the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or, (ii) the failure of such seller to deliver copies of the prospectus in the manner required by the Securities Act.

        (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

        (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") within a reasonable period of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the



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Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     7. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     8. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing if it is required in connection with any registration, qualification or compliance referred to in this Agreement.

     9. "Lock-Up" Agreement. Each Shareholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Shareholder for a specific period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, however, that:

        (a) Such agreement shall only apply to the first such Registration Statement covering Common Stock to be sold on the Shareholder's behalf to the public in an underwritten offering;

        (b) All stockholders of Company owning more than one percent of the total number of shares of Common Stock outstanding (including shares of Common Stock issuable pursuant to the terms of any Equity Security of Company in determining both the number of shares of Common Stock owned by any stockholder and the total number of shares of Common Stock outstanding) and all officers and directors of the Company enter into similar agreements; and

        (c) Such agreement shall not apply to any Registrable Shares (or other Equity Security of the Company) held by such Shareholder if they are included in the Registration Statement.



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
     Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the lock-up period.

     10. Limitations on Other Registration Rights. The Company shall not, without the prior written consent of Shareholders holding at least two-thirds of all Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand that his, her or its securities be included in any registration filed under Section 2 to the extent that the inclusion of such securities would reduce the amount of Registrable Shares of the Shareholders included in such registration.

     11. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

        (c) Furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly reports of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     12. Notices. Any and all notices provided for in this Agreement shall be given in writing by registered or certified mail, return receipt requested and shall be deemed to have been given when mailed, and shall be addressed as follows:


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
As to Purchasers:                             As to Company:

White Pines Limited Partnership I             Genomic Solutions, Inc.
2401 Plymouth Road, Suite B                   4355 Varsity Drive, Suite E
Ann Arbor, MI 48105                           Ann Arbor, MI 48108

Pacific Capital, L.P.
2401 Plymouth Road, Suite B
Ann Arbor, MI 48105

White Pines Management, L.L.C.
2401 Plymouth Road, Suite B
Ann Arbor, MI 48105

Chase Venture Capital Associates, L.P.
380 Madison Avenue, 12th Floor
New York, NY 10017

American Healthcare Fund II
4430 Arapahoe Avenue, Suite 220
Boulder, CO 80303

J. Matthew Mackowski
275 Post Street, Suite 600
San Francisco, CA 94108

Robert G. Shepler
275 Post Street, Suite 600
San Francisco, CA 94108

John J. Mackowski
1506 Birkdale Lane
Ponte Verde Beach, FL 32082

Grove Investment Partners
336 Essex Road
Kenilworth, IL 60043

and with a copy to:

Mr. Perry M. Kantner
Kantner and Associates
555 East William Street
Ann Arbor, MI 48104

     13. Entire Agreement. This Agreement together with the Loan Agreement contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and representations. No addition or modification to this Agreement is valid unless made in writing and signed by the parties hereto.


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     14. Waiver of Jury Trial. To the fullest extent permitted by law, and as separately bargained-for consideration to Purchasers, the Company hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this agreement or the Purchasers' conduct in respect thereof.

     15. Controlling Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Michigan. Company expressly submits to the jurisdiction and venue in the Federal or state courts of the State of Michigan by process served by mail on Company at the address set forth above.

     16. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Company, Purchasers and their respective agents have participated in the preparation hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE PINES LIMITED PARTNERSHIP I GENOMIC SOLUTIONS, INC.
by:  White Pines G.P., L.L.C.,
     its general partner

By: /s/ Frederick L. Yocum             By: /s/ Jeffrey S. Williams
   ----------------------------------     --------------------------------------
   Frederick L. Yocum, Chairman        Jeffrey S. Williams, President
                                                          "Company"

PACIFIC CAPITAL, L.P.
By:  Pacific Capital Corporation,
     its general partner

By: /s/ Frederick L. Yocum
   -----------------------------
   Frederick L. Yocum, Vice-Chairman

IAN R. N. BUND SMITH BARNEY
   PROTOTYPE PS PLAN ACCOUNT
   #206-08291-12445
YOCUM CONSULTING ASSOCIATES, INC.
VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO S. STERLING MCMILLAN III IRA
   ROLLOVER ACCOUNT #85362191



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
RONALD G. KALISH LIVING TRUST U/A/D
   SEPTEMBER 9, 1997
LOIS F. MARLER
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO DANIEL J. BOYLE IRA
   ROLLOVER ACCOUNT #85314893
NATIONAL CITY BANK OF MI/IL CUSTODIAN
   FBO HERBERT S. AMSTER IRA
   ROLLOVER ACCOUNT DATED JUNE 12, 1991
   #MI-1491-00-4
KANTNER AND ASSOCIATES PROFIT SHARING
   PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS
By:  White Pines Management, L.L.C.,
     a Michigan limited liability
     company, attorney-in-fact

By: /s/ Frederick L. Yocum
   ----------------------------
   Frederick L. Yocum, Chairman

CHASE VENTURE CAPITAL ASSOCIATES, L.P.

By: /s/ Damion Wicker
   ----------------------------
AMERICAN HEALTHCARE FUND II

By: /s/ Dan Mitchell
   ----------------------------

/s/ J. Matthew Mackowski
-------------------------------
J. MATTHEW MACKOWSKI

/s/ Robert G. Shepler
-------------------------------
ROBERT G. SHEPLER

/s/ John J. Mackowski
-------------------------------
JOHN J. MACKOWSKI

GROVE INVESTMENT PARTNERS

By: /s/ John Kerr
   ----------------------------

                   "Purchasers"

                     AMENDMENT NO. 1 TO REGISTRATION RIGHTS

     THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment") is made this 28th day of October 1999 by and between Genomic Solutions, Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108 ("Company") and White Pines Limited Partnership I, Pacific Capital L.P., Chase Venture Capital Associates, L.P., American Healthcare Fund II, Ian R. N. Bund Smith Barney Prototype PS Plan Account #206-08291-12445, Yocum Consulting Associates, Inc., Volunteer Healthcare Associates, L.L.C., McDonald Investments Inc. Custodian FBO S. Sterling McMillan III IRA Rollover Account #85362191, J. Matthew Mackowski, Robert G. Shepler, John J. Mackowski, Grove Investment Partners, Ronald G. Kalish Living Trust u/a/d September 9, 1997, Lois F. Marler, McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, National City Bank of MI/IL, Custodian FBO Herbert S. Amster IRA Rollover Account dated June 12, 1991 Account #MI-1491-00-4, Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991 and Michael G. Williams (hereinafter collectively referred to as the "April Lenders"), and White Pines Limited Partnership I, Pacific Capital L.P., Chase Venture Capital Associates, L.P., American Healthcare Fund II, Ian R. N. Bund, Yocum Consulting Associates, Inc., Volunteer Healthcare Associates, L.L.C., J. Matthew Mackowski, Robert G. Shepler, John J. Mackowski, Grove Investment Partners, Ronald G. Kalish Living Trust u/a/d September 9, 1997, McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991, Michael G. Williams, Lawrence J. Kent, Jeffrey S. Williams, Kevin A. Auton, Andrew A. Jakimcius, Michael P. Kurek and Steven J. Richvalsky (hereinafter collectively referred to as the "October Lenders").

                                    RECITALS

     1. Company and the April Lenders entered into a certain Registration Rights Agreement dated April 23, 1999 (hereinafter referred to as the "Agreement").

     2. Company and the October Lenders are entering into the October Loan Agreement (as hereinafter defined) pursuant to which Warrants to purchase shares of common stock of Company are being issued to the October Lenders.

     3. The October Lenders require that the shares of common stock issuable upon exercise of the Warrants issued pursuant to the October Loan Agreement constitute "Registrable Shares" for purposes of the Agreement, and Company and the April Lenders are willing to amend the Agreement for such purposes.

     NOW THEREFORE, in consideration of the foregoing and the original execution of the Agreement, the parties hereto agree that the Agreement is hereby amended as follows:

     1.   Section 1(e) is hereby amended to read its entirety as follows:

          (e) "April Loan Agreement" shall mean the Business Loan Agreement dated April 23, 1999 between Company, Genomic Solutions, Ltd., Genomic Solutions, K.K. and the April Lenders.

     2.   Section 1(j) is hereby amended to read in its entirety as follows:

          (j) "Shareholders Agreement" means the shareholder agreement dated December 24, 1997 among Company and various shareholders of Company, as amended May 27, 1998, and as further amended on April 23, 1999 and on the date hereof whereby Purchasers were added as parties thereto as to certain provisions.

     3.   Section 1(l) is hereby amended to read in its entirety as follows:

          (1) "Warrants" means (i) the warrants initially issued to the April Lenders on April 23, 1999 pursuant to the terms and provisions of the April Loan Agreement, (ii) the warrants initially issued to the October Lenders on October 28, 1999 pursuant to the terms and provisions of the October Loan Agreement, and (iii) any and all additional warrants issued after April 23, 1999 pursuant to the terms and provisions of the April Loan Agreement, the October Loan Agreement or such warrants.

     4.   The following is added as an additional Section 1(m):

          (m) "October Loan Agreement" shall mean the Business Loan Agreement dated October 28, 1999 between Company, Genomic Solutions, Ltd., Genomic Solutions, K.K. and the October Lenders.

     5.   The following is added as an additional Section 1(n):

          (n) "Purchasers" means the April Lenders and the October Lenders.

     6.   The following names and addresses are hereby added to Section 12:

          Lawrence J. Kent
          404 E. Lancaster Ave.
          Wayne, PA 19087

          Jeffrey S. Williams
          7049 Suncrest Drive
          Saline, MI 48176

          Kevin A. Auton
          42 Croftfield Road
          Godmanchester
          Huntingdon, Cambridgeshire
          PE18 8ED

          Andrew A. Jakimcius
          1096 Heritage Drive
          Saline, MI 48176

          Michael P. Kurek
          2720 Holyoke Lane
          Ann Arbor, MI 48103

          Steven J. Richvalsky
          12215 Deer Creek Drive
          Plymouth, MI 48170

     7. Except as expressly set forth herein, the Agreement shall be unaffected by this Amendment and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        GENOMIC SOLUTIONS, INC.

                                        by /s/ Jeffrey S. Williams
                                           ------------------------------
                                           Jeffrey S. Williams, President

                                 APRIL LENDERS

WHITE PINES LIMITED PARTNERSHIP I
By:  White Pines G.P., L.L.C.,
     its general partner

By:  /s/ Frederick L. Yocum
     ------------------------------
     Frederick L. Yocum, Chairman

PACIFIC CAPITAL, L.P.

By:  WP Pacific G.P., L.L.C.,
     a general partner

By: /s/ Frederick L. Yocum
    ------------------------------
    Frederick L. Yocum, Chairman

IAN R. N. BUND SMITH BARNEY
       PROTOTYPE PS PLAN ACCOUNT
       #206-08291-12445

YOCUM CONSULTING ASSOCIATES, INC.

VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
MCDONALD INVESTMENTS INC. CUSTODIAN
       FBO S. STERLING MCMILLAN III IRA
       ROLLOVER ACCOUNT #85362191
RONALD G. KALISH LIVING TRUST U/A/D
       SEPTEMBER 9, 1997
LOIS F. MARLER
MCDONALD INVESTMENTS INC. CUSTODIAN
       FBO DANIEL J. BOYLE IRA
       ROLLOVER ACCOUNT #85314893
NATIONAL CITY BANK OF MI/IL CUSTODIAN
       FBO HERBERT S. AMSTER IRA
       ROLLOVER ACCOUNT DATED JUNE 12, 1991
       #MI-1491-00-4
KANTNER AND ASSOCIATES PROFIT SHARING
       PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS

By:  White Pines Management, L.L.C.,
     a Michigan limited liability
     company, attorney-in-fact

By:  /s/ Frederick L. Yocum
     ----------------------------
     Frederick L. Yocum, Chairman

                                                                    AMEND. 1-RRA

                                                                     Page 2 of 2

                                 APRIL LENDERS

CHASE VENTURE CAPITAL ASSOCIATES, L.P.



By: /s/ Damion Wicker
   -----------------------------

AMERICAN HEALTHCARE FUND II
By: Capital Health Venture Partners
    Its General Partners

By: /s/ Dan J. Mitchell
    -------------------------------
    Dan J. Mitchell
    General Partner

/s/ J. Matthew Mackowski
--------------------------------
J. MATTHEW MACKOWSKI

/s/ Robert G. Shepler
--------------------------------
ROBERT G. SHEPLER

/s/ John J. Mackowski
--------------------------------
JOHN J. MACKOWSKI

GROVE INVESTMENT PARTNERS

By: /s/ John K. Kerr
   -----------------------------

                                OCTOBER LENDERS

WHITE PINES LIMITED PARTNERSHIP I
By:  White Pines G.P., L.L.C.,
     it's  general partner

By:  /s/ Frederick L. Yocum
     ----------------------------
     Frederick L. Yocum, Chairman

PACIFIC CAPITAL, L.P.
By:  WP Pacific G.P., L.L.C.
     a general partner

By:  /s/ Frederick L. Yocum
     ----------------------------
     Frederick L. Yocum, Chairman

IAN R. N. BUND
YOCUM CONSULTING ASSOCIATES, INC.
VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
RONALD G. KALISH LIVING TRUST U/A/D
     SEPTEMBER 9, 1997
McDONALD INVESTMENTS INC. CUSTODIAN
     FBO DANIEL J. BOYLE IRA ROLLOVER
     ACCOUNT #85314893
KANTNER AND ASSOCIATES PROFIT SHARING
     PLAN U/A/D JANUARY 1 1991
MICHAEL G. WILLIAMS

By:  White Pines Management, L.L.C.,
     a Michigan limited liability
     company, attorney-in-fact

By:  /s/ Frederick L. Yocum
     ----------------------------
     Frederick L. Yocum, Chairman

CHASE VENTURE CAPITAL ASSOCIATES, L.P.




By: /s/Damion Wicker
    -----------------------------

American Healthcare Fund II, L.P.

By: Capital Health Venture Partners
    Its General Partners


By: /s/Dan J. Mitchell
    -----------------------------
    Dan J. Mitchell
    General Partner

                                                                  AMEND. 1 - RRA

                                                                     Page 2 of 2
                                OCTOBER LENDERS

/s/ J. MATTHEW  MACKOWSKI
---------------------------
J. MATTHEW  MACKOWSKI

/s/ ROBERT G. SHEPLER
---------------------------
ROBERT G. SHEPLER

/s/ JOHN J.  MACKOWSKI
---------------------------
JOHN J.  MACKOWSKI


GROVE INVESTMENT PARTNERS

By: /s/ John K. Kerr
   ------------------------

/s/ LAWRENCE J. KENT
---------------------------
LAWRENCE J. KENT

/s/ JEFFREY S. WILLIAMS
---------------------------
JEFFREY S. WILLIAMS

/s/ KEVIN A. AUTON
---------------------------
KEVIN A. AUTON

/s/ ANDREW A. JAKIMCIUS
---------------------------
ANDREW A. JAKIMCIUS

/s/ MICHAEL P. KUREK
---------------------------
MICHAEL P. KUREK

/s/ STEVEN J. RICHVALSKY
---------------------------
STEVEN J. RICHVALSKY